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                                                                    EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 033-63359, 333-64977, 333-66419, 333-73188 and 333-101282 of G&K
Services, Inc. and in the related Prospectus of our reports dated August 8, 2003, with respect to the consolidated financial statements and schedule of G&K Services, Inc. included in this Form 10-K for the year ended June 28, 2003.



/s/Ernst & Young  LLP
-----------------------
Ernst & Young LLP

Minneapolis, Minnesota
September 24, 2003